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      COMMON STOCK                                                                                       COMMON STOCK
                                      INTERACTIVE BUYERS NETWORK INTERNATIONAL LTD.
                                   INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
        AB 3483
                                                                                                   CUSIP 45837B    SEE REVERSE FOR
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     This Certifies that:                             SPECIMEN

     Is the registered holder of

                           SHARES OF THE COMMON STOCK OF $.01 PAR VALUE, 50,000,000 SHARES AUTHORIZED

Hereinafter called "Corporation" transferable only on the books of the Corporation by the holder thereof in person or by duly authorized attorney, upon the surrender of this certificate properly endorsed.  This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
     Witness the facsimile corporate seal of said Corporation and the facsimile signatures of its duly authorized officers.
Dated:
                                                                                             COUNTERSIGNED AND REGISTERED:
                                                                                            U.S. STOCK TRANSFER CORPORATION
                                                                                                (Glendale, California)
                                                                                                     Transfer Agent and Registrar
                                                                                            By

                                                                                                                Authorized Officer

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